                                  SCHEDULE 14A
                                  ------------
                                 (RULE 14A-101)
                                 --------------
                    INFORMATION REQUIRED IN PROXY STATEMENT
                    ---------------------------------------
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-12
                                         -----------

                             AMCORE FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                                     AMCORE
                                FINANCIAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2002

TO THE STOCKHOLDERS OF AMCORE FINANCIAL, INC.:

     The Annual Meeting of Stockholders of AMCORE Financial, Inc., a Nevada corporation, will be held at the Coronado Theatre, 314 North Main Street, Rockford, Illinois on May 7, 2002, at 6:00 p.m., Rockford time, for the following purposes:

     1.  To elect four directors;

     2.  To ratify the appointment of KPMG LLP as independent auditors; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 8, 2002 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

     Stockholders are cordially invited to attend the Annual Meeting. Whether or not you are able to attend the meeting, we would appreciate if you would complete and deliver your proxy as promptly as convenient. We are pleased to be able to offer you the option of delivering your proxy by telephone or by Internet transmission in addition to the traditional method of completing, signing and mailing a proxy card. The proxy may be revoked at any time before it is voted, provided that written notice thereof has been given to the Secretary of the Company. If you are present at the meeting, you may vote your shares in person and the proxy will not be used.

     In accordance with proxy householding rules, only one copy of the Company's Annual Report on Form 10-K ("Annual Report") and Proxy Statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. In addition, the Company has been notified that certain intermediaries, i.e. brokers or banks, will household proxy materials. The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, you may write to AMCORE Financial, Inc., Attention: Corporate Secretary, 501 Seventh Street, Rockford, Illinois 61104 or call (815) 968-2241. Stockholders sharing an address who now receive multiple copies of the Company's Annual Report and Proxy Statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker, provided they have determined to household proxy materials. The Company's Notice of Annual Meeting and Proxy Statement and Annual Report are available on the Company's Internet site at www.AMCORE.com.

     For further information concerning individuals nominated as directors, the appointment of KPMG LLP as independent auditors and the use of the proxy, you are respectfully urged to read the Proxy Statement on the following pages.

                                        By order of the Board of Directors,

                                        /s/ JAMES S. WADDELL
                                           James S. Waddell
                                              Secretary
March 18, 2002
Rockford, Illinois

                             AMCORE FINANCIAL, INC.
                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104

                                 MARCH 18, 2002

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of AMCORE Financial, Inc. (Company), a Nevada corporation, to be held on May 7, 2002 at 6:00 p.m., Rockford time, at the Coronado Theatre, 314 North Main Street, Rockford, Illinois and any adjournment thereof, and further to inform the stockholders concerning the use of the proxy and the business to be transacted at the meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. The proxy may be revoked at any time before it is voted. Proxies may be revoked by filing written notice of revocation with the Secretary of the Company before the meeting or by attending the meeting and voting in person. The items enumerated herein constitute the only business which the Board of Directors intends to present or is informed that others will present at the meeting. The proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting. Stockholders are entitled to one vote for each share. Only stockholders of record at the close of business on March 8, 2002 are entitled to notice of and to vote at the meeting.

     Pursuant to the Bylaws of the Company, a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at the meeting. Directors shall be elected by a plurality of the votes cast in the election of directors. Any action to be taken by a vote of the stockholders, other than the election of directors, must be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon. Under applicable Nevada law, in tabulating the vote, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

     The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may in some cases also be made by telephone or personal call by officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. This proxy statement and the accompanying proxy are first being mailed or delivered to stockholders on or about March 18, 2002.

                        ITEM 1 -- ELECTION OF DIRECTORS

     In the election of the Board of Directors, stockholders are entitled to one vote for each common share owned by them for each of the four nominees. They may not cumulate their votes. As of February 1, 2002, the Company had outstanding 24,563,436 shares of common stock. Proxy votes not limited to the contrary will be cast for the election of the nominees named below, but should any of such individuals unexpectedly become unavailable for election, the proxies reserve the right to nominate and vote for such other person or persons as they shall designate.

     The following sets forth the names, ages, principal occupations and other information regarding the director nominees and those directors whose terms continue after the meeting.

     There are four Class I directors to be elected at the 2002 Annual Meeting. Nominees for Class I directors whose terms will expire in 2005 are: John A. Halbrook, Frederick D. Hay, Norman E. Johnson and Robert J. Meuleman.

CLASS I DIRECTORS

     John A. Halbrook--Director since 1997

     Mr. Halbrook, age 56, is Chairman of the Board and Chief Executive Officer of Woodward Governor Company (manufacturer of controls for various types of engines). Mr. Halbrook served as a Director of AMCORE Investment Group, N.A. until November 1997.

     Frederick D. Hay--Director since 1997

     Mr. Hay, age 57, has been Senior Vice President - Operations of Snap-on Incorporated (manufacturer of tools) since September 1998. He was previously Senior Vice President - Transportation of Snap-On Incorporated.

     Norman E. Johnson--Director nominee

     Mr. Johnson, age 53, has been Chairman, President and Chief Executive Officer of CLARCOR, Inc. (diversified manufacturer) since March 2000. He was previously President and Chief Operating Officer of CLARCOR, Inc. He was a Director of AMCORE Bank, N.A. from July 1998 until July 2000.

     Robert J. Meuleman--Director since 1995

     Mr. Meuleman, age 62, has been Chairman of the Board and Chief Executive Officer of the Company since May 2000. He was previously President and Chief Executive Officer of the Company. He is a director of AMCORE Bank, N.A.

Those directors whose terms do not expire this year are:

CLASS II (TERMS EXPIRE 2003)

     Milton R. Brown--Director since 1989

     Mr. Brown, age 70, has been the President of Suntor, LLC since July 2001. He was previously Chairman and Chief Executive Officer of Suntec Industries Incorporated (manufacturer of fuel unit components), and was a Director of Suntec Industries Incorporated and Suntec Industries France. He is a Director of CLARCOR, Inc. (diversified manufacturer).

     Kenneth E. Edge--Director since 2000

     Mr. Edge, age 56, has been President and Chief Operating Officer of the Company since May 2000. He was Executive Vice President and Chief Operating Officer of the Company from April 1997 to May 2000 and prior to that was Group Vice President, Banking Subsidiaries of the Company. He has been Chairman of the Board and Chief Executive Officer of AMCORE Bank, N.A. since October 1999.

     William R. McManaman--Director since 1997

     Mr. McManaman, age 54, was Vice President - Finance and Chief Financial Officer of Dean Foods Company (processor and distributor of dairy products) until April 2000.

CLASS III DIRECTORS (TERMS EXPIRE 2004)

     Paula A. Bauer--Director since 1999

     Ms. Bauer, age 47, has been Vice President of Supply Chain Management at RAYOVAC Corporation (battery and lighting device company) since June 1997. She was previously Director of Supply Chain at RAYOVAC Corporation.

     Karen L. Branding--Director since 2000

     Ms. Branding, age 41, is Chairman, President and Chief Executive Officer of Busch Creative Services (an Anheuser-Busch Company). She was a director of AMCORE Vintage Mutual Funds from February 1998 until March 2000.

     Paul Donovan--Director since 1998

     Mr. Donovan, age 54, has been Senior Vice President and Chief Financial Officer of Wisconsin Energy Corporation (diversified holding company providing energy and manufacturing services) since August 1999. He was previously Executive Vice President and Chief Financial Officer of Sundstrand Corporation (manufacturer of industrial and aerospace products). He has been a Director of Woodward Governor Company (manufacturer of controls for various types of engines) since November 2000 and Solutia, Inc. (manufacturer of specialty chemical products) since October 2001. He was previously a Director of AMCORE Bank N.A., Rockford until August 1998.

     Jack D. Ward--Director since 1995

     Mr. Ward, age 49, is an Attorney at Law and Partner with the law firm of Reno, Zahm, Folgate, Lindberg & Powell.

     Gary L. Watson--Director since 1987

     Mr. Watson, age 56, is President of Newspaper Division, Gannett Co., Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company has an Executive Committee whose members are Messrs. Brown, Edge, Gloyd, Halbrook, McManaman, Meuleman and Ward. The Executive Committee exercises those powers of the Board of Directors in the management of the Company, which have been delegated to it by the Board of Directors. The Executive Committee met twice during 2001.

     The Company has an Audit Committee whose members are Messrs. Brown, Halbrook, McManaman, Ward and Watson, each of whom is independent as defined in Rule 4200(a)(14) of the NASD's listing standards. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial reporting process and systems of internal control of the Company,
(2) the compliance by the Company with legal and regulatory requirements, and
(3) the independence and performance of the Company's internal and external auditors. The Audit Committee met six times during 2001. A report of the Audit Committee is set forth on page 12 of this Proxy Statement.

     The Company has an Investment Committee whose members are Ms. Bauer, Messrs. Donovan, Edge, Halbrook, McManaman and Meuleman. Messrs. John R. Hecht, Executive Vice President and Chief Financial Officer of the Company, David W. Miles, President & Chief Executive Officer of AMCORE Investment Group, N.A., and Joseph B. McGougan, President and Chief Executive Officer of AMCORE Mortgage, Inc., serve as ex-officio members of the committee. The Investment Committee establishes the investment policies of the Company and its subsidiaries. During 2001, the Investment Committee met four times.

     The Company has a Compensation Committee whose members are Ms. Branding, Messrs. Donovan, Gloyd and Hay. Messrs. Edge and Meuleman serve as ex-officio members of this committee. The Compensation Committee advises the Company concerning its employee compensation and benefit policies and administers the employee stock, retirement and deferred compensation plans. The Compensation Committee also administers the Restricted Stock Plan for Non-Employee Directors of the Company and its Participating Subsidiaries and the 2001 Stock Option Plan for Non-Employee Directors. During 2001, the Compensation Committee met six times. A report of the Compensation Committee is set forth on page 10 of this Proxy Statement.

     The Company has a Directors Affairs Committee whose members are Ms. Bauer, Messrs. Brown, Hay and Ward. Mr. Meuleman serves as an ex-officio member of this committee. The primary duties of the Directors Affairs Committee are to provide nominations to the Board of Directors, make recommendations regarding directors' remuneration, recommend policies for the retirement of directors and fulfill other responsibilities as may be delegated to it by the Board of Directors. The Directors Affairs Committee met twice during 2001.

     As of December 31, 2001, the Company had no other committees of the Board of Directors.

     The Board of Directors met seven times during 2001. All directors attended at least 75% of the Board meetings and meetings held by all committees of the Board on which they served during the period they were directors in 2001.

     Directors of the Company, other than Messrs. Edge and Meuleman, ("Non-Employee Directors") earned an annual retainer of $10,000 of the Company's common stock, pursuant to the Non-Employee Director's Stock Plan, for services rendered to the Company as a member of its Board of Directors. All non-employee directors earned a fee of $1,000 for each Board and committee meeting attended during 2001 except non-employee committee chairman received an annual fee of $1,000 plus $1,500 per each committee meeting attended and chaired. Participants of the telephonic meetings of the Audit Committee received $250 except the committee chairman received $375 for each meeting chaired. All non-employee directors were granted 1,500 common stock options on May 16, 2001 at $20.15 per option pursuant to the 2001 Stock Option Plan for Non-Employee Directors.

     Messrs. David A. Carlson and C. Roger Greene, as Director Emeriti, receive a lifetime retainer of $7,000 per year. Mr. Robert A. Doyle, Dr. Robert A. Henry and Mr. Ted Ross, as Director Emeriti, receive a lifetime retainer of $10,000 per year. Non-employee directors who joined the Board prior to 1997 and have 10 years service at the time of retirement are eligible to receive a lifetime retainer. Those non-employee directors not eligible for lifetime retainer were issued 650 shares of restricted common stock which vest over five years beginning in 2005.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following tabulation sets forth the number of shares of common stock of the Company beneficially owned by each of the directors and nominees for election to the Board of Directors, by each named executive officer, and by all directors and officers as a group as of February 1, 2002 and the percentage that these shares bear to the total common stock outstanding on that date.

                                                                   AMOUNT OF SHARES          PERCENT OF
NAME OF BENEFICIAL OWNER                                         BENEFICIALLY OWNED(1)         CLASS
------------------------                                         ---------------------       ----------
Paula A. Bauer.............................................       3,849(2)(3)                   *
Karen L. Branding..........................................       4,987(2)(3)                   *
Milton R. Brown............................................      38,251(3)(4)                   *
Paul Donovan...............................................       9,260(2)(3)                   *
Kenneth E. Edge............................................      93,022(2)(3)(5)(6)             *
Lawrence E. Gloyd..........................................      31,330(3)(4)                   *
John A. Halbrook...........................................       9,982(2)(3)                   *
Frederick D. Hay...........................................       8,254(2)(3)                   *
John R. Hecht..............................................      74,967(2)(3)(5)(6)             *
Norman E. Johnson..........................................         844                         *
Bruce W. Lammers...........................................      29,577(2)(3)(4)(5)             *
William R. McManaman.......................................      11,410(2)(3)                   *
Robert J. Meuleman.........................................     278,061(2)(3)(4)(5)(7)        1.13  %
David W. Miles.............................................     200,986(2)(3)(5)(6)           0.82  %
Jack D. Ward...............................................      16,795(2)(3)                   *
Gary L. Watson.............................................      25,382(2)(3)(4)                *
                                                              ----------                     -------
All executive officers and directors (25 persons)..........   1,145,057(2)(3)(4)(5)(6)(7)     4.66  %
                                                              ----------                     -------
                                                              ----------                     -------

---------------

*   The amount shown is less than 1/2% of the outstanding shares of such class.

1. The information contained in this column is based upon information furnished to the Company by the persons named above or obtained from records of the Company. The nature of beneficial ownership for shares shown in this column is sole voting and investment power unless otherwise indicated herein.

2. Includes shares of restricted stock granted by the company as follows: Ms. Bauer -- 1,077 shares, Ms. Branding --1,797 shares, Messrs. Donovan -- 1,655 shares, Edge -- 5,632 shares, Halbrook-- 1,735 shares, Hay -- 1,785 shares, Hecht -- 4,693 shares, Lammers -- 3,599 shares, McManaman -- 1,677 shares, Meuleman -- 9,386 shares, Miles -- 9,062 shares, Ward -- 1,498 shares, and Watson -- 1,514 shares and all executive officers and directors -- 57,220 shares.

3. Includes shares which such person has a right to acquire within sixty days through the exercise of stock options as follows: Ms. Bauer -- 750 shares, Ms. Branding --750 shares, Messrs. Brown -- 8,750 shares, Donovan -- 4,500 shares, Edge -- 51,633 shares, Gloyd -- 8,750 shares, Halbrook -- 5,000 shares, Hay -- 2,750 shares, Hecht -- 52,327 shares, Lammers -- 19,576 shares, McManaman -- 4,250 shares, Meuleman -- 173,034 shares, Miles -- 6,750 shares, Ward -- 7,250 shares, and Watson -- 8,750 shares and all executive officers and directors -- 541,064 shares.

4. Includes shares held in trusts of which such persons are trustees having sole voting and investment power as follows: Messrs. Brown -- 2,973 shares, Gloyd -- 6,324 shares, Lammers -- 2,000 shares, Meuleman -- 2,859 shares, and Watson -- 703 shares and all executive officers and directors -- 14,959 shares.

5. Includes shares held in trust with power to vote but without investment authority as follows: Messrs. Edge -- 13,175 shares, Hecht -- 9,947 shares, Lammers -- 3,402 shares, Meuleman -- 16,674 shares, and Miles -- 63,542 shares and all executive officers and directors --154,329 shares.

6. Includes shares held in joint tenancy with the spouses of certain of the directors and executive officers as to which voting and investment power is shared as follows: Messrs. Edge-- 22,390 shares, Hecht -- 5,027 shares, and Miles -- 121,632 shares and all executive officers and directors -- 164,084 shares.

7. Includes shares held individually by certain family members of the directors and officers as follows: Mr. Meuleman -- 23,587 shares and all executive officers and directors -- 31,910 shares.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Exchange Act, the Company's officers, directors and holders of more than ten percent of the Company's Capital Stock are required to file reports of their trading in equity securities of the Company with the Commission, the Company and the NASDAQ Stock Market. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during 2001 all filing requirements applicable to its officers, directors and more than ten percent shareholders were complied with except that William T. Hippensteel had one unfiled item from 2000 which has subsequently been reported, as well as one item for which an amended Form 4 was filed.

BENEFICIAL OWNERSHIP BY CERTAIN PERSONS

     The following table lists the beneficial ownership of the Company's common stock with respect to all persons, other than those listed above, known to the Company as of February 1, 2002 to be the beneficial owner of more than five percent of such common stock.

                                                                AMOUNT AND NATURE
NAME AND ADDRESS                                                  OF BENEFICIAL        PERCENT
OF BENEFICIAL OWNER                                                INTEREST(1)         OF CLASS
-------------------                                           ----------------------   --------
AMCORE Investment Group, N.A................................        2,141,272(2)(3)     8.72 %
501 Seventh Street, Rockford, IL 61104
Roger Reno..................................................        1,234,829(4)        5.03 %
2515 Chickadee Trail, Rockford, IL 61107

---------------
1. The information contained in this column is based upon information furnished to the Company by the persons named above or obtained from records of the Company.

2. Includes 2,141,272 shares held by nominees acting on behalf of AMCORE Investment Group, N.A. Excludes 977,454 shares held as trustee of various trusts over which AMCORE Investment Group, N.A. has neither voting nor investment power, and as to which beneficial ownership is disclaimed on these shares. The nature of beneficial ownership for the shares shown in this column is as follows: sole voting power -- 1,909,646 shares, no voting power -- 231,626 shares, sole investment power -- 1,704,969 shares, shared investment power -- 406,899 shares and no investment power -- 29,404 shares.

3. Although there is no affirmative duty or obligation to do so, it is the general practice of AMCORE Investment Group, N.A. to solicit the direction of trust beneficiaries or grantors with regard to the voting of shares held in trust on all issues which are subject to vote by proxy. The shares are then voted as directed by the trust beneficiary or grantor. If no direction is received, the shares are not voted.

4. Includes 225,225 shares held in trusts for which trustee has sole voting and investment power and 150,837 held individually by certain family members.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's chief executive officer and each of the Company's four other most highly compensated executive officers based on salary and short-term incentive bonus earned during the year ended December 31, 2001:

                                                                                      LONG TERM COMPENSATION
                                                                                ----------------------------------
                                             ANNUAL COMPENSATION                        AWARDS            PAYOUTS
                                ----------------------------------------------------------------------------------
                                                                 OTHER ANNUAL   RESTRICTED   SECURITIES     LTIP     ALL OTHER
                                                                   COMPEN-        STOCK      UNDERLYING   PAYOUTS     COMPEN-
NAME AND PRINCIPAL POSITION     YEAR   SALARY(1)   BONUS(1)(2)    SATION(3)     AWARDS(4)    OPTIONS(#)     (5)      SATION(6)
------------------------------------------------------------------------------------------------------------------------------
Robert J. Meuleman............  2001   $400,000     $280,000       $10,006       $96,404       50,284     $214,139   $255,965
  Chairman of the Board         2000    380,000      186,875         6,385        98,505       35,000      279,733    301,410
  & Chief Executive Officer     1999    380,000      127,464         5,770            --       40,079      225,407    255,621
Kenneth E. Edge...............  2001    300,000      150,000         1,569        57,846       38,429      109,339     78,494
  President & Chief             2000    260,000       85,150           297        59,108       20,000      134,195     53,793
  Operating Officer             1999    260,000       59,186           335            --       24,756       68,713     51,462
John R. Hecht.................  2001    240,000       84,000         2,754        48,202       22,921       84,111     55,233
  Executive Vice President      2000    215,000       52,809         1,491        49,253       17,000       99,568     33,505
  & Chief Financial Officer     1999    200,000       58,382         1,231            --       17,000       56,154     30,688
David W. Miles................  2001    240,000      235,000         4,179       283,168       17,000      208,947    116,718
  President & Chief Executive   2000    212,647      200,550           473        50,248       17,000           --     41,858
  Officer of AMCORE             1999    158,078      166,984            --            --        5,000           --      9,268
  Investment Group, N.A.
Bruce W. Lammers..............  2001    235,000       94,000         1,511        48,202       17,000       47,186     40,092
  Executive Vice President &    2000    201,731       98,688            84        24,638       10,000        5,383     26,153
  Commercial Products Manager   1999    161,899       44,579            --            --        7,700        4,710     11,624
  of AMCORE Bank, N.A.

---------------
1. Compensation deferred pursuant to the Company's deferred compensation plan is included in Salary and Bonus totals.

2. Reflects short-term incentive bonus, profit sharing and other bonuses earned during the current year.

3.  These amounts represent reimbursements during the year for taxes.

4. Includes value of restricted stock based on closing stock price on date of grant. At December 31, 2001, aggregate restricted stock holdings based on the closing stock price were as follows: Meuleman -- 9,386 shares totaling $209,777, Edge -- 5,632 shares totaling $125,875, Hecht -- 4,693 shares totaling $104,889, Miles -- 17,199 shares totaling $384,398 and Lammers -- 3,599 shares totaling $80,438.

5. Reflects Performance Unit Award plan payouts earned during the year and dividend equivalent payments received on all outstanding Performance Units, and other long-term incentive payouts.

6.  Amounts shown for 2001 consist of the following:

                                                ABOVE MARKET                         COMPANY'S
                                  IMPUTED       INTEREST ON       AMCORE         CONTRIBUTIONS TO
                                INCOME LIFE       DEFERRED       FINANCIAL     DEFERRED COMPENSATION   TOTAL OTHER
                                 INSURANCE      COMPENSATION   SECURITY PLAN   AND RETIREMENT PLANS    COMPENSATION
                               ------------------------------------------------------------------------------------
Robert J. Meuleman...........      $3,050         $30,721         $11,900            $210,294            $255,965
Kenneth E. Edge..............       2,000           4,122          11,900              60,472              78,494
John R. Hecht................         800           2,955          11,900              39,578              55,233
David W. Miles...............         516          19,811          11,900              84,491             116,718
Bruce W. Lammers.............         756             441          11,900              26,995              40,092

    Prior year reported amounts include contributions to the security plan, top hat plan, above market interest on deferred compensation, life insurance imputed income and the value of life insurance premiums. The value of life insurance for Messrs. Meuleman, Edge and Hecht include the value of premiums advanced by the Company under a split-dollar life insurance agreement with the Company. For further discussion of these agreements, see "Employee Agreements" on page 8.

OPTION GRANTS

     The following table provides information related to options granted to the named executive officers during 2001.

                                                   INDIVIDUAL GRANTS(1)                   POTENTIAL NET REALIZABLE
                                    ---------------------------------------------------       VALUE AT ASSUMED
                                    NUMBER OF     PERCENT OF                                   ANNUAL RATES OF
                                    SECURITIES   TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                                    UNDERLYING    GRANTED TO     EXERCISE                    FOR OPTION TERM(3)
                                     OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   -------------------------
NAME                                GRANTED(2)    FISCAL YEAR    SHARE(2)       DATE          5%           10%
----                                ----------   -------------   ---------   ----------   ----------   ------------
Robert J. Meuleman................    40,000        10.8%         $20.150     05/16/11     $506,889     $1,284,556
Kenneth E. Edge...................    25,000          6.8          20.150     05/16/11      316,806        802,848
John R. Hecht.....................    17,000          4.6          20.150     05/16/11      215,428        545,936
David W. Miles....................    17,000          4.6          20.150     05/16/11      215,428        545,936
Bruce W. Lammers..................    17,000          4.6          20.150     05/16/11      215,428        545,936
RELOAD OPTIONS(4)
----------------------------------
Robert J. Meuleman................    10,284          N/A          22.100     05/19/03       23,296         47,728
Kenneth E. Edge...................    13,429          N/A          21.895     05/21/07       99,998        226,861
John R. Hecht.....................     5,921          N/A          22.215     05/18/04       20,733         43,538

------------
1. Reflects options granted on May 16, 2001 to acquire shares of Common Stock pursuant to the 2000 Stock Incentive Plan.

2. Options granted pursuant to the 2000 Stock Incentive Plan have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the grant. Options generally become fully exercisable in four years (25% per year) following the date of grant and remain exercisable until ten years from the date of the grant unless the optionee ceases to be an employee of the Company or its subsidiaries. The option exercise price may be paid in cash, shares of Common Stock having a fair market value equal to the exercise price, stock withholding or any combination of the above.

3. Values are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock conditions and the optionholders' continued employment.

4. Reload options, when granted, have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the exercise of the option that created the reload. Reload options become exercisable immediately and remain exercisable until the expiration date of the original grant unless the optionee ceases to be an employee of the Company or its subsidiaries. The option exercise price may be paid in cash, shares of Common Stock having a fair market value equal to the exercise price, stock withholding or any combination of the above.

OPTION EXERCISES AND YEAR-END HOLDINGS

     The following table sets forth information with respect to the named executives concerning the exercise of options during the last year and unexercised options held as of December 31, 2001.

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                       NUMBER OF                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                        SHARES                   OPTIONS AT YEAR END(1)        OPTIONS AT YEAR END(2)
                                      ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                   EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  -----------   --------   -----------   -------------   -----------   -------------
Robert J. Meuleman..................    21,380      $205,267     173,034        88,250        $869,279       $179,479
Kenneth E. Edge.....................    15,000        50,925      51,633        53,000          24,493        107,628
John R. Hecht.......................     8,250        76,024      52,327        41,250         165,149         81,432
David W. Miles......................        --            --       6,750        32,250          15,420         83,110
Bruce W. Lammers....................        --            --      19,576        30,100           8,451         64,456

------------
1. Options granted to acquire shares of Common Stock pursuant to various stock incentive plans.

2. The amounts shown reflect the value of unexercised options calculated by determining the difference between the market value of the Company's Common Stock on the last day of the year ($22.35) and the applicable exercise price of such options.

EMPLOYEE AGREEMENTS

     The Company has entered into individual Transitional Compensation Agreements with executive officers, including Messrs. Meuleman, Edge, Hecht and one other individual. If, during the three-year period following a change of control of the Company (as defined in the agreements), the executive officer's employment is ended through (1) termination by the Company without cause (as defined in the agreements) or (2) termination by the executive officer for good reason (as defined in the agreements) based upon a breach of the agreement by the Company or a significant adverse change in the executive officer's responsibilities, compensation or benefits, then a termination payment will be made to the executive. The agreements provide that such payment will equal three times the sum of the executive's then current annual salary and annual bonus. In addition, the agreements provide that, if any portion of the termination payment is subject to an excise tax as an excess parachute payment, as defined in the Internal Revenue Code Section 4999, the Company shall pay the executive the amount necessary to offset the excise tax and any applicable taxes on this additional payment. Additional provisions provide for the continuation, for three years after termination, of welfare and other benefits to the executive and his family unless termination is for cause. Upon a change of control of the Company, the executive is entitled to a lump sum cash payment equivalent to the present value of the projected benefits under certain supplemental retirement plans. These executives are subject to a non-compete agreement continuing while executive is serving as an executive officer of the Company and for one year following the termination of executive's employment with the Company, any successor thereto, and its or their subsidiaries.

     The Company also entered into Transitional Compensation Agreements with Messrs. Miles, Lammers and one other executive officer. These agreements provide that if such executive's employment is terminated within one year after a change in control of the Company either (i) by the Company other than for "cause" or other than as a consequence of disability or retirement (all as defined in such agreements) or (ii) by such executive for reasons relating to a diminution of responsibilities, compensation or benefits or relocation requiring a change in residence or a significant increase in travel, he will receive: (a) lump sum payment equal to three times the sum of the executive's then current annual salary and recent average annual bonus; (b) life, disability, accident and health insurance as provided in the Company's insurance programs for a period of 36 months after termination of employment; and (c) certain perquisites and outplacement services. In addition, the agreements provide that, if any portion of the termination payment is subject to an excise tax as an excess parachute payment, as defined in the Internal Revenue Code Section 4999, the Company shall pay the executive the amount necessary to offset the excise tax and any applicable taxes on this additional payment. Upon a change of control of the Company, the executive shall be paid in shares, in partial settlement of any then outstanding award opportunity under the Supplemental Incentive Plan (the "SIP"), an amount based on the actual performance achieved to the nearest practicable date to the date of the Change in Control, after adjusting the performance target appropriately for the proportion of the performance period completed as of the date of the change of control, pro rated based on the portion of the total performance period completed as of the date of the change of control (and without regard to any requirement as to passage of time or continued employment relating to the award). These executives are subject to a non-compete agreement continuing while executive is serving as an executive officer of the Company and for one year following the termination of executive's employment with the Company, any successor thereto, and its or their subsidiaries.

     The Company also entered into Transitional Compensation Agreements with three other executive officers. These agreements provide that if such executive's employment is terminated within one year after a change in control of the Company either (i) by the Company other than for "cause" or other than as a consequence of disability or retirement (all as defined in such agreements) or
(ii) by such executive for reasons relating to a diminution of responsibilities, compensation or benefits or relocation requiring a change in residence or a significant increase in travel, he will receive: (a) lump sum payment equal to his monthly salary in effect at the date of termination for a period of time determined pursuant to each agreement based upon his salary, years of service and age at the time of his termination, and a prorata portion of his annual bonus; (b) life, disability, accident and health insurance as provided in the Company's insurance programs for a period of 24 to 36 months after termination of employment; and (c) certain perquisites and outplacement services. The agreements provide for a commensurate reduction in the amount of cash payments to be made to an executive under the agreement in the event that the payments fail to be deductible by the Company as a result of Section 280G of the Internal Revenue Code of 1986, as amended.

     On August 10, 1998, the Company entered into Endorsement Split Dollar Insurance Agreements with Messrs. Meuleman, Edge, Hecht and one other executive, replacing prior agreements. The Company purchased split-dollar and/or company owned life insurance policies in conjunction with the benefits related to the Supplemental Executive Retirement Plan. The Company may terminate any such Agreement and receive its interest in the life insurance policy under certain conditions, including termination of employment (other than due to death, disability or retirement, unless such terminated employee becomes affiliated with a competitor following any such termination due to disability or retirement), provided the Company may not terminate any of the Agreements if such termination of employment or affiliation occurs after a "change in control" of the Company.

     The Company has also adopted a non-qualified, unfunded supplemental pension program for Messrs. Meuleman, Edge, Hecht and one other executive (the "Supplemental Executive Retirement Plan" (SERP)), which provides retirement benefits in excess of the maximum benefit accruals for qualified plans which are permitted under the Code. The benefits under the SERP are provided by the Company on a non-contributory basis. The Company has not funded these supplemental retirement benefits other than accruing a liability in the amount of the actuarially determined present value of the retirement benefits.

     A participant's annual retirement benefits payable under the SERP are based upon three percent of such participant's final base salary times number of years of service and shall not exceed 70% of a participant's final base salary and shall be no less than 45% of a participant's final base salary. The benefits payable shall be reduced by any other AMCORE provided benefits and also reduced by 50% of applicable Social Security benefits. The benefits shall be payable in the form of installment payments for the remainder of the participant's life, but in no event less than ten years, with payment continuing to the participant's designated beneficiary for the remaining period of such ten years in the event of the participant's death after payments have commenced but prior to the expiration of the ten-year period.

     The Company provides a deferred compensation plan (entitled "AMCORE Financial, Inc. Deferred Compensation Plan") for senior officers. This plan provides the opportunity to defer salary and bonuses and provides for supplemental contributions intended to maintain certain levels of retirement benefits and maximize the effectiveness and flexibility of compensation arrangements for participants in the AMCORE Financial Security Plan (Security
Plan). This is accomplished by crediting each participating officer with contributions that would be made to the Security Plan, but for certain limitations imposed by the Internal Revenue Code of 1986.

     In August 1997, the Company reaffirmed a Transitional Compensation policy (Policy) to provide severance pay for substantially all of the Company's employees whose employment is terminated within one year following a change in control (as defined in the Policy). The Policy provides for semi-monthly payments, depending on employment status, equal to such employee's current weekly or monthly salary for a period of time determined pursuant to the Policy based upon his or her salary, years of service and age.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There were no known compensation committee interlocks as of the date of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors reviews the Company's compensation and benefit policies, including individual salaries of the executive officers, and submits recommendations to the Board of Directors.

     During 1999, the Compensation Committee, with the assistance of an outside compensation consulting firm, completed an extensive review of AMCORE's executive total compensation offerings to ensure such offerings are market-competitive, attractive to AMCORE's executives and supportive of the Company's short- and long-term goals. With the exception of a change to AMCORE's long-term incentive plan implemented during 1999, all other changes to the executive compensation program were effective in 2000.

     AMCORE believes that base compensation should be competitive in the marketplace, but that incentive opportunities should increase the amount of compensation available to key personnel. Incentive opportunities should be tied directly to Company performance using quantitative measures designed to enhance short and long term shareholder value.

     It is the philosophy of the Compensation Committee, supported by management, that senior management cash compensation (base pay plus annual incentive) should be at or near the median for similar positions in the industry, and that incentives for meeting long-term business objectives should provide the opportunity for total rewards to reach the 75th percentile and beyond based on performance relative to industry and peer applicable comparisons.

EXECUTIVE OFFICER COMPENSATION

     Consistent with this philosophy, the Compensation Committee has established a compensation program consisting of an annual base salary and the opportunity to earn incentive compensation competitive with comparable external pay levels and tied directly to performance of the Company, personal performance and increases in stockholder value. The Company's executive officer compensation program in 2001 consisted of the following components:

- Base Salary

- Short-Term Incentive Plan

- Intermediate-Term Incentive Plan

- Long-Term Incentive Plan

BASE SALARY

     The Compensation Committee, working with the compensation consulting firm, determines a range for the executive officers' base salaries in order to be competitive and consistent with amounts paid to executives performing similar functions in comparable companies. The amount of each executive's base salary is set within the range based upon performance of the Company, performance of particular business units, the personal performance of such executive officers, market base salary increases and such other factors as the Compensation Committee and the Board of Directors deem appropriate.

SHORT-TERM INCENTIVE

     Annual incentive amounts are payable contingent upon the attainment of financial targets which are established based upon comparable period peer group earnings and return on equity, and, where appropriate, attainment of earnings goals of the affiliate or operating unit(s) for which the executive has responsibility. The targets may be adjusted from time to time to take into account unforeseen or extraordinary events. Generally, if certain minimum financial results are not achieved, no annual incentive will be paid. The opportunity under the annual incentive plan is expressed as a maximum opportunity percentage tied to the participant's base salary. The plan has a threshold at 80% of target performance and a maximum at 120% of target performance. At 90% of target performance, 42% of the maximum incentive is paid. At 100% of target performance, 67% of the maximum incentive is paid. At 120% of target performance, 100% of the maximum incentive is paid. For the executive officers, the maximum incentive opportunities range from 30% to 105% of the respective base pay. At target incentive performance, the incentive opportunities range from 20% to 70% of the respective base salary.

     In 2001, the earnings objective was $42.1 million and 13.47% return on equity as determined with reference to the median performance of the selected peer group, whereas affiliate earnings goals varied by company. In 2001, the total short-term incentive payouts to the executive officers were 100% of the target incentive levels established under the plan, or 67% of the maximum incentive opportunity.

     Beginning in 2000, the Compensation Committee increased the target incentive opportunity for the senior executive team over a three-year period to express the target opportunity as a percentage of actual base salary instead of a percentage of base salary range midpoint. This increase in the targets reflects the opportunities available to comparable positions of peer organizations, the elimination of executive management participation in the cash profit sharing plan and the elimination of the intermediate incentive plan, which is discussed below. Also in 1999, the Committee decided to pro-rate the 1999 restructuring charge as it relates to the annual incentive plan and the intermediate incentive plan over a three-year period. The Committee felt that the restructuring charge related to the consolidation of AMCORE's bank charters into one charter would have a significant positive impact on AMCORE in the future and that the related negative impact on the annual incentive plan and intermediate incentive plan should be amortized against the benefits and should not be entirely realized in 1999.

INTERMEDIATE-TERM INCENTIVE

     Prior to 1999, the intermediate-term incentive component of each executive officer's compensation was based upon the award of performance units which provide for cash or stock payouts, or a combination thereof, based upon the achievement of targeted average consolidated returns on stockholders' equity
(ROE) by the Company over a three-year performance period. The holders are also entitled to dividend equivalent payments on these performance units. Each performance unit shall be of no value unless at least the minimum performance level of 13.5% ROE is achieved. If the Company achieves an average ROE in excess of the minimum performance level set forth above, each performance unit shall have the following values: $4.45 per unit for Threshold performance; $6.67 per unit for Target performance; and $11.11 per unit for Outstanding performance. The three year average return on equity obtained was 13.73% (in excess of Threshold performance of 13.5% but less than Target performance of 14.5%) for the 1999 units expiring in 2001. Therefore, payouts of $707,588 were made in January 2002 pursuant to these units.

     In 1999, the Compensation Committee decided that this plan diluted management's focus and decided to stop granting performance units after 1999 and replace the opportunity with higher annual incentive opportunities, larger stock option grants and moderate restricted stock grants.

LONG-TERM INCENTIVE

     The long-term incentive component of each executive officer's compensation involves the award of restricted stock and stock options pursuant to the 1992, 1995 and 2000 Stock Incentive Plans. Long-term incentives are provided to award executives for achieving long-term strategic goals and to provide a balance against overemphasis on short-term results. Through stock ownership, executives' long-term incentives are tied to stockholder value.

     The Compensation Committee recommended annual stock option grant targets for AMCORE's top five executives that have an approximate present value of 70% to 85% of base salary. (This estimate was derived using the Black-Scholes valuation methodology.) This enhanced earnings opportunity reflects AMCORE's shift toward a longer term value creation focus and the elimination of the Intermediate-Term Plan effective January 1, 2000.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation package for Mr. Robert J. Meuleman, who was the Chief Executive Officer of the Company during 2001, was determined in the same manner as for all other executive officers, except that Mr. Meuleman's short-term incentive was based 100% on the Company's total performance without reference to any particular business unit of the Company or personal objectives. For this purpose, Company performance was measured by comparing the consolidated operating earnings of the Company to earnings goals established by the Compensation Committee. Consolidated operating earnings were $42.2 million in 2001 and represented 100% of the earnings goal of $42.1 million and consolidated return on equity was 13.5% and represented 100% of the return on equity goal of 13.47%. This translated to a payout of 100% of the target incentive opportunity.

     Mr. Meuleman's base salary in 2001 was $400,000, which was in the first, or lowest, quartile of his salary range; his short-term incentive bonus was $280,000, a payout of 100% of the target incentive, for a combined total cash compensation of $680,000. During 2000, Mr. Meuleman earned a base salary of $380,000 and short-term incentive bonus of $186,675 for a total of $566,675.

     The Compensation Committee believes that the executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in increasing stockholder value.

                                          Paul Donovan, Chairman
                                          Karen L. Branding
                                          Lawrence E. Gloyd
                                          Frederick D. Hay
                                          Kenneth E. Edge, ex-officio member
                                          Robert J. Meuleman, ex-officio member

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has a written Audit Committee Charter, the requirements of which have been met.

     The Audit Committee, in its oversight role, has reviewed and discussed the audited consolidated financial statements with management and the Company's independent auditors (KPMG LLP), including "critical" accounting policies and practices. The Committee has received and discussed a report from KPMG LLP containing the matters required for discussion by Statement on Auditing Standards No. 61. The Committee has also reviewed a report and discussed with KPMG LLP their independence as required by Independence Standard No. 1, as amended, by the Independence Standards Board.

     Management is responsible for the Company's financial reporting processes including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we are not professionally engaged in the practice of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's consolidated financial statements.

     Based upon the foregoing reviews and discussions with management and the independent auditors, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements and the independent auditors' report thereon dated January 22, 2002, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          Jack D. Ward, Chairman
                                          Milton R. Brown
                                          John A. Halbrook
                                          William R. McManaman
                                          Gary L. Watson

FEES PAID TO INDEPENDENT AUDITORS

     KPMG LLP fees billed for professional services rendered for the audit of AMCORE's annual financial statements for the most recent fiscal year and for other services for the last fiscal year were: audit fees -- $305,280; audit-related fees -- $1,000; and other non-audit services -- $57,890. The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining KPMG LLP's independence.

                              COMPANY PERFORMANCE

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total returns on the NASDAQ Stock Market Index and a selected peer group index. Cumulative total returns have been measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

     Beginning in 2000, the Company's Compensation Committee modified the short term incentive for executive officers to reflect opportunities available to comparable positions of peer organizations. A peer group of thirteen banks with similar revenue characteristics, including income from fiduciary activities, and located in one of the ten North Central states was selected and consists of the following companies:

       1(st) Source (SRCE), AmeriServ Financial, Inc (ASRV), Chemical Financial Corp. (CHFC), Citizens Banking Corp. (CBCF), Community First Bankshares, Inc. (CFBX), First Financial Bancorp (FFBC), First Midwest Bancorp
       (FMBI), Firstmerit Corp. (FMER), Fulton Financial Corp (FULT), Old National Bancorp (OLDB), Park National Corp. (PRK), Provident Financial Group, Inc. (PFGI), Susquehanna Bancshares, Inc. (SUSQ).

     Comparison of the yearly percentage change in the cumulative shareholder return with this peer group was determined to be more representative due primarily to similar revenue profiles and geographic markets and the use of this group for evaluating financial performance for incentive purposes.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      (AMCORE FINANCIAL, INC., NASDAQ STOCK MARKET INDEX, BANK PEER GROUP) [PERFORMANCE GRAPH]

                                                         AMCORE                   NASDAQ STOCK                 PEER GROUP
                                                         ------                   ------------                 ----------
12/31/96                                                 100.000                     100.000                     100.000
                                                          89.252                     107.094                     102.770
                                                          93.458                     101.168                     107.104
                                                         106.277                      94.570                     105.563
                                                         100.634                      97.518                     109.516
                                                         107.217                     108.561                     117.875
                                                         103.090                     111.899                     125.238
                                                         109.711                     123.689                     132.518
                                                         112.548                     123.505                     131.153
                                                         129.871                     130.824                     143.449
                                                         134.152                     124.008                     141.187
                                                         135.579                     124.663                     144.406
12/31/97                                                 144.126                     122.477                     157.117
                                                         140.540                     126.359                     151.004
                                                         146.994                     138.232                     160.895
                                                         155.621                     143.342                     168.530
                                                         149.137                     145.766                     168.533
                                                         141.932                     137.668                     163.695
                                                         139.128                     147.283                     160.713
                                                         147.824                     145.558                     156.876
                                                         124.636                     116.697                     135.480
                                                         132.668                     132.887                     143.351
                                                         139.593                     138.725                     147.543
                                                         137.406                     152.826                     151.664
12/31/98                                                 134.271                     172.681                     152.371
                                                         134.912                     197.743                     146.709
                                                         136.929                     180.035                     142.354
                                                         122.074                     193.655                     144.961
                                                         123.918                     199.893                     150.946
                                                         125.025                     194.354                     151.865
                                                         136.986                     211.833                     152.676
                                                         136.614                     208.014                     149.297
                                                         129.932                     216.809                     143.951
                                                         123.296                     217.106                     138.383
                                                         141.230                     234.509                     146.638
                                                         150.944                     263.036                     146.340
12/31/99                                                 144.275                     320.894                     135.616
                                                         122.484                     309.045                     118.876
                                                         125.865                     367.842                     113.114
                                                         108.288                     360.251                     127.180
                                                         120.783                     303.006                     123.581
                                                         118.345                     266.454                     123.685
                                                         111.855                     313.241                     120.723
                                                          98.112                     296.262                     124.590
                                                         111.316                     331.282                     130.470
                                                         120.945                     288.245                     133.762
                                                         120.945                     264.572                     132.046
                                                         124.261                     203.838                     132.869
12/31/00                                                 128.532                     193.012                     149.410
                                                         123.096                     216.423                     140.731
                                                         124.857                     167.556                     139.662
                                                         126.423                     144.076                     136.777
                                                         125.249                     165.571                     139.575
                                                         126.312                     165.371                     142.286
                                                         151.752                     169.811                     157.378
                                                         138.685                     159.009                     158.018
                                                         141.438                     141.685                     154.227
                                                         144.425                     117.812                     153.468
                                                         139.276                     132.925                     147.815
                                                         143.905                     151.849                     152.234
12/31/01                                                 143.100                     153.200                     160.700

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.  The index level for all series was set to 100.0 as of December 31, 1996.

C. December 31, 2001 index levels were: AMCORE -- 143.1, NASDAQ Stock -- 153.2, and Peer Group -- 160.7.

                          TRANSACTIONS WITH MANAGEMENT

     Directors and principal officers of the Company and their associates were customers of, and had transactions with, the Company's subsidiaries in the ordinary course of business during 2001. Comparable transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit, and depository relationships in the ordinary course of business, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons, and, in the opinion of management of the Company, did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, various directors and officers of the Company were indebted to the Company's subsidiaries in the amount of approximately $3.9 million. This amount represents
0.16 percent of the Company's subsidiaries' outstanding loans and 1.28 percent of the Company's stockholders' equity as of that date. The maximum aggregate amount of their indebtedness to the Company's subsidiaries during 2001 was $6.5 million. As of December 31, 2001, associates of directors and officers of the Company were indebted in the amount of $19,000 to the Company's subsidiaries. Further, the Company's subsidiaries have additional committed, but unfunded, lines of credit of $6.9 million to associates of directors and officers of the Company. The maximum aggregate amount of such associates' indebtedness to the Company's subsidiaries during 2001 was $2.8 million.

     The Board of Directors, on February 22, 1984, authorized the Executive Committee to negotiate such agreements as may be necessary to accomplish stock redemptions pursuant to Section 303 of the Internal Revenue Code to pay death taxes of certain stockholders. Such redemptions will be conditioned upon any requisite bank regulatory agency or debt covenant approvals. Bank holding companies, such as the Company, are required to notify the Federal Reserve Board prior to paying 10% or more of consolidated net worth to redeem shares over a twelve-month period.

                 ITEM 2 -- APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG LLP has been appointed to serve as the independent auditors for the Company and subsidiaries for the fiscal year ending December 31, 2002. This appointment is being submitted to the stockholders for ratification. Representatives of the firm are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to have the opportunity to make any statements they consider appropriate. In the event the stockholders do not ratify the appointment of KPMG LLP, the selection of independent auditors will be determined by the Audit Committee and the Board of Directors after careful consideration of all information submitted by the stockholders.

     Accounting services rendered by KPMG LLP during 2001 included the examination of the annual consolidated financial statements, review of unaudited quarterly statements, assistance with Securities and Exchange Commission filings, legally required special audits of subsidiaries, and consultations in connection with various tax and accounting-related matters.

     During 2001, the Board of Directors reviewed and approved in advance or ratified the scope of all of KPMG LLP's professional services rendered to the Company and related entities.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR 2002.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

NOMINATIONS FOR THE BOARD OF DIRECTORS

     The Company's Bylaws provide that the notice of proposed stockholder nominations for the election of directors must be timely and given to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting. The date of an annual meeting of stockholders may be obtained from the Secretary of the Company when determined by the Board of Directors.

     Notice to the Company from a stockholder who proposes to nominate a person at the meeting for election as a director must contain certain information about that person, including age, business and residence addresses and principal occupation, the class and number of shares of the Company's stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies to nominate that person. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the chairman of the meeting of stockholders determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

OTHER PROPOSALS

     Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting, they must be received by the Company no later than November 30, 2002. Such proposals should be directed to AMCORE Financial, Inc., Attention: Corporate Secretary, 501 Seventh Street, Rockford, Illinois 61104.

                                         By order of the Board of Directors,

                                         /s/ JAMES S. WADDELL
                                             James S. Waddell
                                                Secretary

                                                                      APPENDIX A

                             AMCORE FINANCIAL, INC.
                            AUDIT COMMITTEE CHARTER

                                  May 17, 2000
                           Revised: November 15, 2000
                           Revised: November 14, 2001

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial reporting process and systems of internal control of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

     The Audit Committee shall comprise at least three or more directors as determined by the Board, each of whom shall meet the independence and expertise requirements of the NASD or such other regulatory exchanges.

     The Audit Committee shall have the authority, to conduct any investigation appropriate to fulfilling its responsibilities and to retain, at Company expense, special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company, the Company's outside counsel, the internal audit firm, or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Chief Administrative Officer is designated the bank auditor and acts as the liaison between the committee and the outsourced internal audit function.

     The Audit Committee shall meet a minimum of three times per year and shall make regular reports to the Board.

     The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the Company's annual audited financial statements prior to filing or distribution. Discuss with management and independent auditors significant issues regarding accounting principles, practices and judgements.

3. Be available (or designate the Chairman of the Audit Committee to be available) at the request of either the independent auditors, management, or the Board, to discuss the Company's quarterly financial results or other items required to be communicated by the independent auditors under SAS No. 61 or SAS No. 90 either before earnings release or before filing as considered appropriate in the circumstances.

4. Participate in regularly scheduled meetings with management, the internal audit firm and the independent auditors to review the Company's major financial risk exposures (meaning the financial reporting process and the safeguarding of assets) and the steps management has taken to monitor and control such exposures.

5. Review significant findings reported by the independent auditors and the internal audit firm together with management's response.

6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

7. Receive and review the appropriate annual engagement letter and approve the fees and other compensation to be paid to the independent auditor.

8.  Review with the independent auditor, prior to the audit, their audit plan.

9. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit. Such review should also include:

       (a) Any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       (b) Any management letter provided by the auditor and the Company's response to that letter.

       (c) Any changes required in the planned scope of the internal audit.

       (d) The internal audit vendor responsibilities.

       (e) Selection of new or changes to accounting policies or a change in the application of existing accounting policies.

       (f) Significant estimates, judgments and uncertainties in management's preparation of financial statements.

       (g) Unusual transactions.

10. On an annual basis (or more often if considered necessary), receive from the independent auditor the letter required by Independence Standards Board Statement No. 1 (and any related amendments), and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

11. Report to the Board the committee's evaluation of the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

12. Review the Annual Audit Plan for the internal audit firm and its performance under said plan, and the fees to be paid to said firm. Discuss with the internal audit firm all significant relationships they have with the Company that could impair their objectivity in accordance with Statement on Auditing Standard No. 60. Recommend to the Board retention or replacement of the internal audit firm.

13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and such other reports as required.

14. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct as reported to committee by regulatory agencies, external and internal auditors and legal counsel.

15. Review with the Company's legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

16. Meet as needed with the chief financial officer, the outsourced internal auditing firm and the independent auditor in executive sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct. This is the responsibility of the full Board.

Adopted by the Audit Committee on November 14, 2001

------------------------------------------------
Jack D. Ward, Chairman, Audit Committee

Adopted by the Board of Directors of AMCORE Financial, Inc. on November 14, 2001

------------------------------------------------
Robert J. Meuleman, Chairman of the Board

                         [AMCORE FINANCIAL, INC. LOGO]


                         ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 7, 2002
                                    6:00 P.M.

                                CORONADO THEATRE
                              314 NORTH MAIN STREET
                               ROCKFORD, IL 61101



--------------------------------------------------------------------------------


[AMCORE FINANCIAL, INC. LOGO]                                              PROXY
--------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMCORE FINANCIAL, INC. FOR THE ANNUAL MEETING ON MAY 7, 2002.

The undersigned holder of Common Stock of AMCORE Financial, Inc. hereby appoints Robert J. Meuleman and James S. Waddell or each of them, with full power of substitution, to act as proxy for and to vote the stock of the undersigned at the Annual Meeting of Stockholders of AMCORE Financial, Inc. to be held at Coronado Theatre, 314 North Main Street, Rockford, Illinois at 6:00 p.m., Rockford time, on May 7, 2002 or any adjournment thereof.

In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.













                              See reverse to vote.

                                                          --------------------
                                                         [ COMPANY #          ]
                                                         [ CONTROL #          ]
                                                          --------------------


THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE-- TOLL FREE-- 1-800-240-6326-- QUICK *** EASY *** IMMEDIATE
 - Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 6, 2002.
 - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
 -  Follow the simple instructions the voice provides you.

VOTE BY INTERNET-- HTTP://WWW.EPROXY.COM/AMFI/-- QUICK *** EASY *** IMMEDIATE
 - Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 6, 2002.
 - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to AMCORE Financial, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.







      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                            \/ Please detach here \/


---                                                                                                                            ---
|                                                                                                                                |
|                               AMCORE FINANCIAL, INC. 2002 ANNUAL MEETING.                                                      |

  1.  Election of directors:  01 John A. Halbrook    03 Norman E. Johnson        [ ]  Vote FOR            [ ]  Vote WITHHELD
                              02 Frederick D. Hay    04 Robert J. Meuleman            all nominees             from all nominees
                                                                                      (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,          --------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         |                                    |
                                                                                 --------------------------------------

2. Ratification of the appointment of KPMG LLP as independent auditors.          [ ]  For     [ ]   Against    [ ]    Abstain


Address Change? Mark Box  [ ]                                                         Date___________________________________
Indicate changes below:



                                                                                 --------------------------------------
                                                                                 |                                    |
                                                                                 |                                    |
                                                                                 --------------------------------------

                                                                                 Signature(s) in Box
                                                                                 Please sign exactly as your name(s) appears on
                                                                                 Proxy. If held in joint tenancy, all persons must
                                                                                 sign. Trustees, administrators, etc., should
                                                                                 include title and authority. Corporations should
                                                                                 provide full name of corporation and title of
                                                                                 authorized officer signing the proxy.
|                                                                                                                                 |
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